Exhibit 4.2

BRANDYWINE OPERATING PARTNERSHIP, L.P.

(A DELAWARE LIMITED PARTNERSHIP)

ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

LIMITED PARTNERSHIP UNITS

This Certifies that BRANDYWINE REALTY TRUST is the owner of 4,000,000 Series E-Linked Preferred Mirror Units of

BRANDYWINE OPERATING PARTNERSHIP, L.P.

fully paid and non-assessable, transferable only on the books of the Partnership in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, said Partnership has caused this Certificate to be signed by its General Partner this 11th day of APRIL 2012 .

BRANDYWINE OPERATING PARTNERSHIP, L.P.

BY: Brandywine Realty Trust, its general partner

By: Gerard H. Sweeny, President & CEO

Series E-Linked Preferred Mirror Units

PrE-LM-1

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION AND IN COMPLIANCE WITH ALL SUCH LAWS.

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS AND OTHER CONDITIONS CONTAINED IN AN AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP DATED NOVEMBER 18, 1997, AS AMENDED, BETWEEN THE ISSUER, THE ORIGINAL HOLDER HEREOF AND CERTAIN OTHER PARTIES AND MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. A COPY OF THE AGREEMENT, AS AMENDED FROM TIME TO TIME, MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common UNIF GIFT MIN ACT—            Custodian             under

TEN ENT – as tenants by the entireties (Cust)(Minor)

JT TEN – as joint tenants with right of survivorship Uniform Gifts to Minors Act             and not as tenants in common(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,             hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint             Attorney to transfer the said Shares on the books of the within named Trust with full power of substitution in the premises. Dated

In the presence of

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.